UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 30, 2006 (May 23, 2006)

CAMERON INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13884 (Commission File Number)	76-0451843 (IRS Employer Identification No.)

1333 West Loop South, Suite 1700

Houston, Texas 77027
(Address and Zip Code of Principal Executive Offices)

(713) 513-3300
(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

A. Purchase Agreement.

On May 23, 2006, Cameron International Corporation (“Cameron”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $500 million aggregate principal amount of 2.50% Convertible Senior Notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. were the initial purchasers of the Notes (collectively, the “Initial Purchasers”). The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $75 million aggregate principal amount of the Notes to cover overallotments. The net proceeds from the offering, excluding any proceeds that may result from the exercise of the option to purchase additional Notes, after deducting the Initial Purchasers’ discount and the offering expenses payable by Cameron, are approximately $491,125,000. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1, is incorporated herein by reference, and is hereby filed; the description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

The closing of the sale of the Notes occurred on May 26, 2006. The Notes and Cameron’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act. Cameron sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Cameron relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The holders of the Notes who exchange their Notes in connection with a change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the exchange rate. Additionally, in the event of a change in control, the holders of the Notes may require Cameron to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.

B. The Indenture.

In connection with the closing, Cameron entered into an indenture (the “Indenture”), dated May 26, 2006, between Cameron and SunTrust Bank, as trustee (the “Trustee”), governing the Notes, and issued a global note (the “Global Note”) in the aggregate principal amount of $500 million in the name of Cede & Co., as nominee for The Depository Trust Corporation. The Indenture is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The following descriptions of the Indenture and the Global Note are summaries only and are qualified in their entirety by reference to Exhibit 4.1.

The material terms and conditions of the Indenture and the Notes are as follows:

Maturity: June 15, 2026

Conversion Rights: Holders may convert their Notes before the close of business on the scheduled trading day immediately preceding June 15, 2011 in multiples of $1,000 principal amount, at the option of the holder, under the following circumstances:

• during any fiscal quarter after the fiscal quarter ending June 30, 2006 if the closing sale price of Cameron’s common stock exceeds 130% of the then current conversion price for at least 20 consecutive trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter;

• during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per Note for each day of such measurement period was less than 97% of the product of the last reported sale price of Cameron’s common stock and the conversion rate on each such day;

• upon the occurrence of specified corporate transactions; or

• upon receipt of a notice of redemption.

On or after June 15, 2011 to (and including) the close of business on the scheduled trading day immediately preceding the maturity date, subject to prior repurchase of the Notes, holders may convert the Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. The initial conversion rate will be 14.1328 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of $70.76 per share of common stock) subject to adjustment.

Upon conversion, a Holder will receive an amount in cash equal to the lesser of (i) the principal amount of the Note or (ii) the conversion value, determined in the manner set forth in the offering memorandum. If the conversion value exceeds the principal amount of the Note on the conversion date, Cameron also will deliver, at its election, cash or common stock or a combination of cash and common stock for the remaining shares.

In addition, if a “fundamental change” occurs before maturity, Cameron will increase the conversion rate for a holder who elects to convert its Notes in connection with such a fundamental change upon conversion in certain circumstances as described in the offering memorandum.

Holders will not receive any additional cash payment or additional shares representing accrued and unpaid interest and additional interest, if any, upon conversion of a Note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares, if any, of common stock issued to the holders upon conversion.

Fundamental Change: If Cameron undergoes a “fundamental change” (as defined in the offering memorandum), holders will have the option to require Cameron to purchase all or any portion of the holder’s Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, to but excluding the fundamental change purchase date. Cameron will pay cash for all Notes so purchased.

In addition, if a “fundamental change” occurs before maturity, Cameron will increase the conversion rate for a holder who elects to convert its Notes in connection with such a fundamental change upon conversion in certain circumstances as described in the offering memorandum.

Repurchase of Notes at the Option of the Holder: Each holder of the Notes may require Cameron to repurchase all or a portion of that holder’s Notes on June 15 of 2011, 2016 and 2021, at a repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date.

Ranking: The Notes will rank equally in right of payment with all of Cameron’s other unsecured indebtedness and senior to any of Cameron’s subordinated indebtedness. The Notes will be effectively subordinated to any secured indebtedness Cameron may incur to the extent of the collateral securing such indebtedness.

Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become due and payable:

(1)	Cameron defaults in the payment when due of any principal of any of the Notes at maturity, upon redemption or upon exercise of a repurchase right;

(2)	Cameron fails to pay any interest or liquidated damages, if any, on any Note when due, which failure continues for 30 days;

(3)	Cameron fails in its obligation to satisfy the conversion obligation upon exercise of a holder’s conversion right;

(4)	Cameron fails in its obligation to provide notice of the occurrence of a repurchase event when required by the indenture;

(5)

Cameron fails to comply with any of its other agreements in the Notes or the Indenture upon the receipt of notice of such default from the trustee or to Cameron and the trustee from holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding, and Cameron’s failure to cure (or obtain a waiver of) such default within 60 days after Cameron receives such notice;

(6)

Cameron or any of its significant subsidiaries fails to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $75 million in the aggregate for all such indebtedness and such amount has not been paid or discharged within 30 days after notice is given in accordance with the Indenture;

(7)

Cameron or any of its significant subsidiaries defaults on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $75 million in the aggregate for all such indebtedness, without this indebtedness being discharged or the acceleration being rescinded or annulled within 30 days after notice is given in accordance with the Indenture; or

(8)	certain events of bankruptcy, insolvency or reorganization affecting Cameron or any of its significant subsidiaries.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. This Current Report on Form 8-K is not an offer to sell the Notes nor is it soliciting an offer to buy the Notes.

C. The Registration Rights Agreement.

In connection with the completion of the sale of the Notes, on May 26, 2006, Cameron entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”) for the benefit of the holders of the Notes. Under the terms of the Registration Rights Agreement, Cameron is required to file with the Securities and Exchange Commission a registration statement for the registration of the Notes and the shares issuable upon conversion of the Notes within 90 days after the closing. Cameron has agreed to use its best efforts to cause the registration statement to be declared effective under the Securities Act within 210 days after the closing. If Cameron fails to comply with certain of its obligations under the Registration Rights Agreement, additional liquidated damages will be payable on the Notes at a rate per year equal to 0.25% for the first 90-day period and at a rate per year equal to 0.50% thereafter of the aggregate principal amount of such Notes. The Registration Rights Agreement is attached as Exhibit 4.2 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 hereof.

Item 3.02.	Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 hereof.

Item 8.01.	Other Events.

Cameron’s press release dated May 22, 2006, announcing Cameron’s intention to sell the Notes is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Cameron’s press release dated May 23, 2006, announcing the pricing of the Notes is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

4.1	Indenture dated May 26, 2006, between Cameron International Corporation and SunTrust Bank, as Trustee.

4.2	Registration Rights Agreement dated as of May 26, 2006, between Cameron International Corporation and the other parties named therein.

10.1	Purchase Agreement among Cameron International Corporation, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., dated May 23, 2006.

99.1	Press Release dated May 22, 2006 - Cameron to Sell $500 Million of Convertible Securities.

99.2	Press Release dated May 23, 2006 - Cameron Prices $500 Million of Convertible Securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006	CAMERON INTERNATIONAL CORPORATION

	By:	/s/ William C. Lemmer

William C. Lemmer

Vice President, General Counsel and Secretary

CAMERON INTERNATIONAL CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture dated May 26, 2006, between Cameron International Corporation and Sun Trust Bank, as Trustee.

4.2	Registration Rights Agreement dated as of May 26, 2006, between Cameron International Corporation and the other parties named therein.

10.1	Purchase Agreement among Cameron International Corporation, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., dated May 23, 2006.

99.1	Press Release dated May 22, 2006 - Cameron to Sell $500 Million of Convertible Securities.

99.2	Press Release dated May 23, 2006 - Cameron Prices $500 Million of Convertible Securities.